Exhibit 99.1

Visa Inc. Reports Strong Fiscal Fourth Quarter and Full-Year 2017 Results

San Francisco, CA, October 25, 2017 - Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal fourth quarter and full year 2017, ended September 30, 2017.

Fiscal Fourth Quarter:

•	GAAP net income of $2.1 billion or $0.90 per share

•	Net operating revenues of $4.9 billion, an increase of 14%, driven by continued growth in payments volume, cross-border volume and processed transactions

•	Payments volume growth, on a constant dollar basis and excluding Europe co-badge volume, was 10% over the prior year

•	Cross-border volume growth, on a constant dollar basis, was 10% over the prior year

•	Total Visa processed transactions increased 13% over the prior year

•	Returned approximately $2.1 billion of capital to shareholders in the form of share repurchases and dividends

Fiscal Full Year:

•	GAAP 2017 net income of $6.7 billion or $2.80 per share and adjusted full-year net income of $8.3 billion or $3.48 per share

•	2017 net operating revenues of $18.4 billion, an increase of 22%, driven by inclusion of Visa Europe and continued growth in payments volume, cross-border volume and processed transactions

•	Payments volume growth, on a constant dollar basis and excluding Europe co-badge volume, was 30% over the prior year, or 11% inclusive of Visa Europe in prior year's results

•	Cross-border volume growth, on a constant dollar basis, was 80% or 11% inclusive of Visa Europe in prior year's results

•	Total Visa processed transactions increased 34% over the prior year, or 13% inclusive of Visa Europe in prior year's results

•	Returned approximately $8.5 billion of capital to shareholders in the form of share repurchases and dividends

“Visa ended our fiscal year as we began, with strong growth across payments volume, cross-border volume and processed transactions, which was bolstered by the addition of Visa Europe,” said Alfred F. Kelly, Jr., Chief Executive Officer of Visa Inc.  “We’re very pleased with our progress in Europe and will continue to make strategic investments that will further strengthen our franchise there and globally.  As we look ahead to fiscal 2018, we are positioned for sustained growth and remain confident in our ability to continue delivering strong shareholder value.”

Fiscal Fourth Quarter 2017 Financial Highlights:
GAAP net income in the fiscal fourth quarter was $2.1 billion or $0.90 per share, an increase of 11% and 14%, respectively, over prior year's results. Excluding two special items in prior year’s results, net income increased 12% and earnings per share increased 15% over the prior year’s adjusted results. Exchange rate shifts versus the prior year positively impacted earnings per share growth by approximately one percentage point. All references to earnings per share assume fully-diluted class A share count, inclusive of series B and C convertible participating preferred stock, unless otherwise noted.
Net operating revenues in the fiscal fourth quarter were $4.9 billion, an increase of 14%, driven by continued growth in payments volume, cross-border volume and processed transactions. Exchange rate shifts versus the prior year had less than half of one percentage point positive impact on reported net operating revenue growth.
Payments volume for the three months ended June 30, 2017, on which fiscal fourth quarter service revenue is recognized, grew 39% over the prior year on a constant dollar basis and excluding Europe co-badge volume from prior year's results. Effective with the three months ended December 31, 2016, Europe co-badge volume is no longer included in reported volume.
Payments volume for the three months ended September 30, 2017, grew 10% over the prior year on a constant dollar basis and excluding Europe co-badge volume from prior year's results.
Cross-border volume growth, on a constant dollar basis, was 10% for the three months ended September 30, 2017.
Total processed transactions, which represent transactions processed by Visa, for the three months ended September 30, 2017, were 29.2 billion, a 13% increase over the prior year.
Fiscal fourth quarter service revenues were $2.1 billion, an increase of 20% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 16% over the prior year to $2.1 billion. International transaction revenues grew 20% over the prior year to $1.8 billion. Other revenues of $226 million rose 3% over the prior year. Client incentives, which are a contra revenue item, were $1.3 billion and represent 21.7% of gross revenues.

GAAP operating expenses were $1.6 billion for the fiscal fourth quarter, flat to the prior year's results which included a special item related to severance costs. Excluding this special item from prior year's results, operating expenses grew 8% over the prior year's adjusted results.
GAAP effective income tax rate was 31.0% for the quarter ended September 30, 2017.
Cash, cash equivalents, and available-for-sale investment securities were $15.3 billion at September 30, 2017.
The weighted-average number of diluted shares of class A common stock outstanding was 2.37 billion for the quarter ended September 30, 2017.

Fiscal Full-Year 2017 Financial Highlights:
GAAP net income in the fiscal full-year 2017 was $6.7 billion or $2.80 per share, an increase of 12% and 13%, respectively, over prior year's results. Current year’s results included special items related to the legal entity reorganization of Visa Europe and certain other Visa subsidiaries, while prior year's results included several special items primarily related to the acquisition of Visa Europe. Excluding these special items, adjusted net income was $8.3 billion and adjusted earnings per share was $3.48, an increase of 21% and 22%, respectively, over the prior year's adjusted results. Exchange rate shifts versus the prior year negatively impacted earnings per share growth by approximately 2 percentage points.
Net operating revenues in the fiscal full-year 2017 were $18.4 billion, an increase of 22%, driven by the inclusion of Visa Europe and continued growth in payments volume, cross-border volume and processed transactions. Exchange rate shifts versus the prior year negatively impacted reported net operating revenue growth by approximately one and a half percentage points.
Payments volume for the twelve months ended September 30, 2017, grew 30% over the prior year, on a constant dollar basis, or 11% inclusive of Visa Europe in prior year's results, in each case excluding Europe co-badge volume from prior year's results.
Cross-border volume growth, on a constant dollar basis, was 80% for the twelve months ended September 30, 2017. Cross-border volume growth, on a constant dollar basis and inclusive of Visa Europe in prior year's results, was 11%.

Total processed transactions, which represent transactions processed by Visa, for the twelve months ended September 30, 2017, were 111.2 billion, a 34% increase over the prior year. Total processed transactions growth was 13%, inclusive of Visa Europe in prior year's results.
Fiscal full-year 2017 service revenues were $8.0 billion, an increase of 18% over the prior year. Data processing revenues rose 24% over the prior year to $7.8 billion. International transaction revenues grew 36% over the prior year to $6.3 billion. Other revenues were $841 million, an increase of 2% over the prior year. Client incentives, which are a contra revenue item, were $4.6 billion and represent 19.9% of gross revenues.
GAAP operating expenses were $6.2 billion for the full-year 2017, a 14% decrease over the prior year's results. Current year’s results included special items related to the legal entity reorganization of Visa Europe and certain other Visa subsidiaries, while prior year’s results included several special items primarily related to the acquisition of Visa Europe. Excluding these special items, adjusted operating expenses grew 19% over the prior year, primarily driven by the inclusion of Visa Europe's operating expenses following the acquisition.
GAAP effective income tax rate was 42.7% for the twelve months ended September 30, 2017. Excluding special items associated with the legal entity reorganization of Visa Europe and certain other Visa subsidiaries, the adjusted effective income tax rate was 29.9%.
The weighted-average number of diluted shares of class A common stock outstanding was 2.40 billion for the fiscal full-year ended September 30, 2017.

Notable Events:
On September 11, 2017, the Company issued fixed-rate senior notes in an aggregate principal amount of $2.5 billion, with maturities ranging between 5 and 30 years, and interest rates from 2.15% to 3.65%. The weighted average interest rate is 2.78% and the weighted average maturity of the notes is 14 years. In October 2017, the Company used the majority of the proceeds from this new debt to redeem the $1.75 billion of senior notes scheduled to mature in December 2017.
During the three months ended September 30, 2017, the Company repurchased 16.9 million shares of class A common stock, at an average price of $102.54 per share, using $1.7 billion of cash on hand. In the twelve months ended September 30, 2017, the Company repurchased a total of 76.1 million shares of class A common stock, at an average price of $90.31 per share, using $6.9 billion of cash on hand. The Company currently has $3.8 billion of funds available for share repurchase.
On October 17, 2017, the board of directors declared a quarterly cash dividend of $0.195 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as-converted basis) payable on December 5, 2017 to all holders of record of the Company’s common and preferred stock as of November 17, 2017.

Financial Outlook for Fiscal Full-Year 2018:
Visa Inc. provides its financial outlook for the following metrics for fiscal full-year 2018:

•	Annual net revenue growth of high single digits on a nominal dollar basis, with approximately 0.5 to 1 ppt of positive foreign currency impact;

•	Client incentives as a percentage of gross revenues: 21.5% to 22.5% range;

•	Annual operating expense growth: Mid-single digits adjusted for special items in fiscal 2017 (see note below);

•	Annual operating margin: High 60s;

•	Effective tax rate: About 29%; and

•
Annual diluted class A common stock earnings per share growth: Mid-40's on a GAAP nominal dollar basis and high end of mid-teens on an adjusted, non-GAAP nominal dollar basis (see note below), both including approximately 1 to 1.5 ppts of positive foreign currency impact.

Note: The financial outlook for fiscal full-year 2018 includes Visa Europe integration expenses of approximately $60 million for the full-year. Annual operating expense growth is derived from adjusted full-year 2017 operating expenses of $6.0 billion. Annual adjusted diluted class A common stock earnings per share growth is derived from adjusted full-year 2017 earnings per share results of $3.48. Refer to the accompanying financial tables for further details and a reconciliation of the adjusted fiscal full-year 2017 results.

Fiscal Fourth Quarter and Full-Year 2017 Earnings Results Conference Call Details:
Visa’s executive management team will host a live audio webcast beginning at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) on Wednesday, October 25, 2017 to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa Inc.
Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network - enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. The company’s relentless focus on innovation is a catalyst for the rapid growth of connected commerce on any device, and a driving force behind the dream of a cashless future for everyone, everywhere.  As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/aboutvisa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for fiscal full-year 2018. Forward-looking statements generally are identified by words such as "believes," "estimates," "expects," "intends," "may," "projects," “outlook”, "could," "should," "will," "continue" and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.

Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:

•	increased oversight and regulation of the global payments industry and our business;

•	impact of government-imposed restrictions on payment systems;

•	outcome of tax, litigation and governmental investigation matters;

•	increasingly intense competition in the payments industry, including competition for our clients and merchants;

•	proliferation and continuous evolution of new technologies and business models;

•	our ability to maintain relationships with our clients, merchants and other third parties;

•	brand or reputational damage;

•	management changes;

•	impact of global economic, political, market and social events or conditions;

•	exposure to loss or illiquidity due to settlement guarantees;

•	uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;

•	cyber security attacks, breaches or failure of our networks;

•	failure to maintain interoperability with Visa Europe's systems;

•	our ability to successfully integrate and manage our acquisitions and other strategic investments; and

•
other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2016, and our subsequent reports on Forms 10-Q and 8-K.

Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

Contacts:
Investor Relations: Jack Carsky or Joon Huh, 650-432-7644, ir@visa.com
Media Relations: Nathaniel Sillin, 415-805-4892, globalmedia@visa.com

VISA INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	September 30, 2017	September 30, 2016
	(in millions, except par value data)
Assets
Cash and cash equivalents	$9,874	$5,619
Restricted cash—U.S. litigation escrow	1,031	1,027
Investment securities:
Trading	82	71
Available-for-sale	3,482	3,248
Settlement receivable	1,422	1,467
Accounts receivable	1,132	1,041
Customer collateral	1,106	1,001
Current portion of client incentives	344	284
Prepaid expenses and other current assets	550	555
Total current assets	19,023	14,313
Investment securities, available-for-sale	1,926	3,931
Client incentives	591	448
Property, equipment and technology, net	2,253	2,150
Other assets	1,226	893
Intangible assets, net	27,848	27,234
Goodwill	15,110	15,066
Total assets	$67,977	$64,035
Liabilities
Accounts payable	$179	$203
Settlement payable	2,003	2,084
Customer collateral	1,106	1,001
Accrued compensation and benefits	757	673
Client incentives	2,089	1,976
Accrued liabilities	1,129	1,128
Current maturities of long-term debt	1,749	—
Accrued litigation	982	981
Total current liabilities	9,994	8,046
Long-term debt	16,618	15,882
Deferred tax liabilities	5,980	4,808
Deferred purchase consideration	1,304	1,225
Other liabilities	1,321	1,162
Total liabilities	35,217	31,123
Equity
Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows:
Series A convertible participating preferred stock, none issued	—	—
Series B convertible participating preferred stock, 2 shares issued and outstanding at September 30, 2017 and 2016	2,326	2,516
Series C convertible participating preferred stock, 3 shares issued and outstanding at September 30, 2017and 2016	3,200	3,201
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,818 and 1,871 shares issued and outstanding at September 30, 2017 and 2016, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at September 30, 2017 and 2016	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 13 and 17 shares issued and outstanding at September 30, 2017 and 2016, respectively	—	—
Treasury stock	—	(170)
Right to recover for covered losses	(52)	(34)
Additional paid-in capital	16,900	17,395
Accumulated income	9,508	10,462
Accumulated other comprehensive income (loss), net:
Investment securities, available-for-sale	73	36
Defined benefit pension and other postretirement plans	(76)	(225)
Derivative instruments classified as cash flow hedges	(36)	(50)
Foreign currency translation adjustments	917	(219)
Total accumulated other comprehensive income (loss), net	878	(458)
Total equity	32,760	32,912
Total liabilities and equity	$67,977	$64,035

VISA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016 (1)	2017	2016 (1)
	(in millions, except per share data)
Operating Revenues
Service revenues	$2,116	$1,768	$7,975	$6,747
Data processing revenues	2,067	1,779	7,786	6,272
International transaction revenues	1,792	1,489	6,321	4,649
Other revenues	226	218	841	823
Client incentives	(1,346)	(993)	(4,565)	(3,409)
Net operating revenues	4,855	4,261	18,358	15,082

Operating Expenses
Personnel	655	690	2,628	2,226
Marketing	290	300	922	869
Network and processing	167	161	620	538
Professional fees	144	113	409	389
Depreciation and amortization	147	141	556	502
General and administrative	238	230	1,060	796
Litigation provision	2	1	19	2
Visa Europe Framework Agreement loss	—	—	—	1,877
Total operating expenses	1,643	1,636	6,214	7,199
Operating income	3,212	2,625	12,144	7,883

Non-operating (Expense) Income
Interest expense	(148)	(135)	(563)	(427)
Other	35	20	113	556
Total non-operating (expense) income	(113)	(115)	(450)	129
Income before income taxes	3,099	2,510	11,694	8,012
Income tax provision	959	579	4,995	2,021
Net income	$2,140	$1,931	$6,699	$5,991

Basic earnings per share
Class A common stock	$0.91	$0.79	$2.80	$2.49
Class B common stock	$1.49	$1.31	$4.62	$4.10
Class C common stock	$3.62	$3.17	$11.21	$9.94

Basic weighted-average shares outstanding
Class A common stock	1,825	1,878	1,845	1,906
Class B common stock	245	245	245	245
Class C common stock	13	17	14	19

Diluted earnings per share
Class A common stock	$0.90	$0.79	$2.80	$2.48
Class B common stock	$1.49	$1.30	$4.61	$4.09
Class C common stock	$3.61	$3.16	$11.19	$9.93

Diluted weighted-average shares outstanding
Class A common stock	2,368	2,440	2,395	2,414
Class B common stock	245	245	245	245
Class C common stock	13	17	14	19

(1)
We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial. Our unaudited consolidated statement of operations for the year ended September 30, 2016 includes Visa Europe's financial results for the three months ended September 30, 2016.

VISA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Years Ended September 30,
	2017	2016		2015
	(in millions)
Operating Activities
Net income	$6,699	$5,991		$6,328
Adjustments to reconcile net income to net cash provided by operating activities:
Client incentives	4,565	3,409		2,861
Fair value adjustment for the Visa Europe put option	—	(255)		110
Share-based compensation	235	221		187
Excess tax benefit for share-based compensation	—	(63)		(84)
Depreciation and amortization of property, equipment, technology and intangible assets	556	502		494
Deferred income taxes	1,700	(764)		195
Right to recover for covered losses recorded in equity	(209)	(9)		—
Charitable contribution of Visa Inc. shares	192	—		—
Other	50	64		24
Change in operating assets and liabilities:
Settlement receivable	94	391		378
Accounts receivable	(54)	(65)		(19)
Client incentives	(4,628)	(3,508)		(2,970)
Other assets	(252)	(315)		(41)
Accounts payable	(30)	43		(13)
Settlement payable	(176)	(302)		(552)
Accrued and other liabilities	465	277		118
Accrued litigation	1	(43)		(432)
Net cash provided by operating activities	9,208	5,574		6,584
Investing Activities
Purchases of property, equipment, technology and intangible assets	(707)	(523)		(414)
Proceeds from sales of property, equipment and technology	12	—		10
Investment securities, available-for-sale:
Purchases	(3,238)	(10,426)	(1)	(2,850)
Proceeds from maturities and sales	5,012	9,119	(1)	1,925
Acquisitions, net of $2.8 billion cash received from Visa Europe	(302)	(9,082)		(93)
Purchases of / contributions to other investments	(46)	(10)		(25)
Proceeds / distributions from other investments	4	6		12
Net cash provided by (used in) investing activities	735	(10,916)		(1,435)
Financing Activities
Repurchase of class A common stock	(6,891)	(6,987)		(2,910)
Treasury stock—class C common stock	—	(170)		—
Dividends paid	(1,579)	(1,350)		(1,177)
Proceeds from issuance of senior notes	2,488	15,971		—
Debt issuance costs	(15)	(98)		—
Payments from U.S. litigation escrow account—U.S. retrospective responsibility plan	—	45		426
Cash proceeds from issuance of common stock under employee equity plans	149	95		82
Restricted stock and performance-based shares settled in cash for taxes	(76)	(92)		(108)
Excess tax benefit for share-based compensation	—	63		84
Net cash (used in) provided by financing activities	(5,924)	7,477		(3,603)
Effect of exchange rate changes on cash and cash equivalents	236	(34)		1
Increase in cash and cash equivalents	4,255	2,101		1,547
Cash and cash equivalents at beginning of year	5,619	3,518		1,971
Cash and cash equivalents at end of year	$9,874	$5,619		$3,518
Supplemental Disclosure
Series B and C convertible participating preferred stock issued in Visa Europe acquisition	$—	$5,717		$—
Deferred purchase consideration recorded for Visa Europe acquisition	$—	$1,236		$—
Income taxes paid, net of refunds	$3,038	$2,842		$2,486
Interest payments on debt	$489	$244		$—
Accruals related to purchases of property, equipment, technology and intangible assets	$50	$42		$81

(1)
Certain fiscal 2016 amounts have been revised to correct a presentation error in gross investing activity. The previously reported amounts included purchases and sales of securities, using the proceeds of our December 2015 debt offering, that had a maturity of 90 days or less. These securities are therefore considered “cash and cash equivalents” for financial reporting purposes and should not have been included in the gross investing activity.

VISA INC.
FISCAL 2017 AND 2016 QUARTERLY RESULTS OF OPERATIONS
(UNAUDITED)

	Fiscal 2017 Quarter Ended				Fiscal 2016 Quarter Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016 (1)
	(in millions)
Operating Revenues
Service revenues	$2,116	$1,948	$1,993	$1,918	$1,768
Data processing revenues	2,067	1,984	1,843	1,892	1,779
International transaction revenues	1,792	1,571	1,469	1,489	1,489
Other revenues	226	209	203	203	218
Client incentives	(1,346)	(1,147)	(1,031)	(1,041)	(993)
Net operating revenues	4,855	4,565	4,477	4,461	4,261

Operating Expenses
Personnel	655	698	704	571	690
Marketing	290	221	193	218	300
Network and processing	167	158	150	145	161
Professional fees	144	102	83	80	113
Depreciation and amortization	147	132	131	146	141
General and administrative	238	230	406	186	230
Litigation provision	2	—	2	15	1
Total operating expenses	1,643	1,541	1,669	1,361	1,636
Operating income	3,212	3,024	2,808	3,100	2,625

Non-operating (Expense) Income
Interest expense	(148)	(140)	(135)	(140)	(135)
Other	35	30	29	19	20
Total non-operating (expense) income	(113)	(110)	(106)	(121)	(115)
Income before income taxes	3,099	2,914	2,702	2,979	2,510
Income tax provision	959	855	2,272	909	579
Net income	$2,140	$2,059	$430	$2,070	$1,931

(1)	Our unaudited consolidated statements of operations for the three months ended September 30, 2016 includes Visa Europe's financial results.

VISA INC.
RECONCILIATION OF NON-GAAP FINANCIAL RESULTS
(UNAUDITED)
Our financial results for the twelve months ended September 30, 2017 and the three and twelve months ended September 30, 2016 reflect the impact of certain significant items that we do not believe are indicative of our ongoing operating performance in these or future periods as they are either non-recurring or have no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented. There were no comparable adjustments recorded for the three months ended September 30, 2017.

•
Elimination of deferred tax balances. During the second quarter of fiscal 2017, in connection with our legal entity reorganization, we eliminated deferred tax balances originally recognized upon the acquisition of Visa Europe, resulting in the recognition of a non-recurring, non-cash income tax provision of $1.5 billion.

•
Charitable contribution. During the second quarter of fiscal 2017, associated with our legal entity reorganization, we recognized a non-recurring, non-cash general and administrative expense of $192 million, before tax, related to the charitable donation of Visa Inc. shares that were acquired as part of the Visa Europe acquisition and held as treasury stock. Net of the related cash tax benefit of $71 million, determined by applying applicable tax rates, adjusted net income increased by $121 million.

•
Severance cost. In the fourth quarter of fiscal 2016, we recorded a $110 million charge for severance costs related to personnel reductions, including planned reductions at Visa Europe. Although we routinely record severance expenses, these charges are larger than any past quarterly accrual due to the acquisition and integration of Visa Europe. Net of related tax benefit of $38 million, determined by applying applicable tax rates, the adjustment to net income was an increase of $72 million.

•
Remeasurement of deferred tax liability. In September 2016, we recorded a non-cash, non-recurring $88 million gain upon the remeasurement of a deferred tax liability, recorded upon the acquisition of Visa Europe, to reflect a tax rate change in the United Kingdom.

•
Acquisition-related costs. During fiscal 2016, we incurred $152 million of non-recurring acquisition costs in operating expense as a result of the Visa Europe transaction. This amount is comprised of $60 million of transaction expenses recorded in professional fees, and $92 million of UK stamp duty recorded in general and administrative expenses. Net of related tax benefit of $56 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $96 million.

•
Visa Europe Framework Agreement loss. Upon consummation of the transaction, on June 21, 2016, we recorded a non-recurring loss of $1.9 billion, before tax, in operating expense resulting from the effective settlement of the Framework Agreement between Visa and Visa Europe. Net of related tax benefit of $693 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $1.2 billion.

•
Net gains on currency forward contracts. During fiscal 2016, we entered into currency forward contracts to mitigate a portion of our foreign currency exchange rate risk associated with the upfront cash consideration paid in the Visa Europe acquisition. As a result, we recorded non-recurring, net gains of $74 million, before tax, in other non-operating income. Net of related tax expense of $27 million, determined by applying applicable federal and state tax rates, the adjustment to net income was a decrease of $47 million.

•
Foreign exchange gain on euro deposits. During fiscal 2016, we recorded a non-recurring foreign exchange gain of $145 million, before tax, in other non-operating income as a result of holding euro-denominated bank balances for a short period in advance of the closing date of the Visa Europe acquisition. Net of related tax expense of $54 million, determined by applying applicable federal and state tax rates, the impact to net income was a decrease of $91 million.

•
Revaluation of Visa Europe put option. During the first quarter of fiscal 2016, we recorded a decrease of $255 million in the fair value of the Visa Europe put option, resulting in the recognition of non-cash income in other non-operating income. This amount is not subject to income tax and therefore has no impact on our reported income tax provision.

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures calculated in accordance with U.S. GAAP, to our respective non-GAAP adjusted financial measures for the twelve months ended September 30, 2017 and the three and twelve months ended September 30, 2016. There were no comparable adjustments recorded during the three months ended September 30, 2017.

	Twelve Months Ended September 30, 2017
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Non-operating (Expense) Income	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$6,214	66%	$(450)	$11,694	$4,995	42.7%	$6,699	$2.80
Elimination of deferred tax balances	—	—%	—	—	(1,515)		1,515	0.63
Charitable contribution	(192)	1%	—	192	71		121	0.05
As adjusted	$6,022	67%	$(450)	$11,886	$3,551	29.9%	$8,335	$3.48

	Three Months Ended September 30, 2016 (3)
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Non-operating (Expense) Income	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$1,636	62%	$(115)	$2,510	$579	23.1%	$1,931	$0.79
Severance cost	(110)	3%	—	110	38		72	0.03
Remeasurement of deferred tax liability	—	—%	—	—	88		(88)	(0.04)
As adjusted	$1,526	64%	$(115)	$2,620	$705	26.9%	$1,915	$0.78

	Twelve Months Ended September 30, 2016 (3)
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Non-operating (Expense) Income	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$7,199	52%	$129	$8,012	$2,021	25.2%	$5,991	$2.48
Severance cost	(110)	1%	—	110	38		72	0.03
Remeasurement of deferred tax liability	—	—%	—	—	88		(88)	(0.04)
Acquisition-related costs	(152)	1%	—	152	56		96	0.04
Visa Europe Framework Agreement loss	(1,877)	12%	—	1,877	693		1,184	0.49
Net gains on currency forward contracts	—	—%	(74)	(74)	(27)		(47)	(0.02)
Foreign exchange gain on euro deposits	—	—%	(145)	(145)	(54)		(91)	(0.04)
Revaluation of Visa Europe put option	—	—%	(255)	(255)	—		(255)	(0.11)
As adjusted	$5,060	66%	$(345)	$9,677	$2,815	29.1%	$6,862	$2.84

(1)
Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

(2)	Operating margin is calculated as operating income divided by total operating revenues.

(3)
We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial. Our unaudited consolidated statement of operations for the year ended September 30, 2016 includes Visa Europe's financial results for the three months ended September 30, 2016.

Operational Performance Data
The tables below provide information regarding the available operational results for the 3 months ended September 30, 2017, as well as the prior four quarterly reporting periods and the 12 months ended September 30, 2017 and 2016, for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Sections 1-3 below reflect the acquisition of Visa Europe, with Europe included in Visa Inc. results effective the three months ended September 30, 2016.
1. Branded Volume and Transactions
The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended September 30, 2017
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$557	4.0%	4.2%	$441	8.5%	9.3%	6,126	$117	(9.9)%	(11.4)%	886
Canada	69	11.7%	7.0%	64	12.2%	7.5%	841	5	6.5%	2.0%	11
CEMEA	263	10.7%	7.5%	85	24.3%	19.6%	3,446	178	5.2%	2.5%	1,256
LAC	254	7.5%	6.8%	102	11.6%	11.9%	3,033	152	4.9%	3.7%	1,149
US	977	8.2%	8.2%	836	8.9%	8.9%	15,997	141	4.3%	4.3%	1,008
Europe	555	9.3%	8.0%	402	11.6%	10.1%	8,248	152	3.5%	3.0%	1,100
Visa Inc.	2,675	7.8%	7.1%	1,930	10.2%	9.8%	37,690	745	2.0%	0.7%	5,410
Visa Credit Programs
US	$463	9.1%	9.1%	$449	9.7%	9.7%	5,649	$14	(7.0)%	(7.0)%	17
International	700	6.8%	6.7%	646	7.5%	7.7%	9,127	54	(1.3)%	(3.7)%	231
Visa Inc.	1,162	7.7%	7.7%	1,095	8.4%	8.5%	14,775	68	(2.6)%	(4.4)%	248
Visa Debit Programs
US	$515	7.5%	7.5%	$388	8.0%	8.0%	10,348	$127	5.7%	5.7%	991
International	998	8.1%	6.2%	447	17.1%	14.7%	12,566	550	1.7%	0.2%	4,171
Visa Inc.	1,512	7.9%	6.7%	835	12.7%	11.5%	22,915	677	2.4%	1.2%	5,162

Operational Performance Data

	For the 3 Months Ended June 30, 2017
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$532	0.1%	1.9%	$414	5.2%	7.6%	5,912	$118	(14.2)%	(14.1)%	867	835	943
Canada	64	3.5%	7.6%	59	3.8%	7.9%	818	5	0.2%	4.2%	11	50	57
CEMEA	261	12.2%	7.6%	81	26.5%	19.6%	3,244	181	6.9%	3.0%	1,288	342	330
LAC	248	10.9%	8.1%	99	16.3%	13.4%	2,919	148	7.5%	4.9%	1,161	425	458
US	981	11.1%	11.1%	840	12.1%	12.1%	15,938	141	5.6%	5.6%	1,003	701	867
Europe	511			372			7,951	140			1,098	481	533
Visa Inc.	2,598	34.4%	34.1%	1,864	38.2%	38.8%	36,783	734	25.6%	23.6%	5,428	2,836	3,188
Visa Credit Programs
US	$460	18.0%	18.0%	$446	18.9%	18.9%	5,522	$14	(3.9)%	(3.9)%	16	261	337
International	658	28.3%	30.4%	607	27.5%	29.8%	8,796	51	39.6%	38.1%	233	659	732
Visa Inc.	1,119	23.9%	25.0%	1,053	23.7%	24.9%	14,318	65	27.1%	26.1%	250	920	1,069
Visa Debit Programs
US	$521	5.6%	5.6%	$393	5.3%	5.3%	10,416	$127	6.8%	6.8%	986	440	530
International	959	78.6%	74.6%	417	238.3%	229.7%	12,049	541	30.9%	28.1%	4,192	1,476	1,588
Visa Inc.	1,479	43.7%	42.0%	811	63.1%	62.1%	22,465	668	25.5%	23.4%	5,178	1,916	2,118

Operational Performance Data

	For the 3 Months Ended March 31, 2017
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$517	1.1%	2.2%	$400	6.3%	7.6%	5,575	$117	(13.4)%	(12.8)%	857	817	924
Canada	58	13.3%	8.9%	53	14.0%	9.6%	723	5	5.9%	1.8%	10	49	55
CEMEA	236	15.2%	6.9%	73	28.5%	16.7%	2,907	163	10.1%	3.0%	1,213	341	331
LAC	240	17.9%	11.3%	96	21.4%	13.4%	3,021	144	15.7%	9.9%	1,142	419	455
US	908	10.4%	10.4%	776	11.8%	11.8%	14,588	133	3.0%	3.0%	931	711	859
Europe	461			339			7,271	123			1,005	481	533
Visa Inc.	2,420	35.0%	33.2%	1,736	38.6%	37.7%	34,085	684	26.5%	22.9%	5,158	2,819	3,156
Visa Credit Programs
US	$418	20.0%	20.0%	$404	20.8%	20.8%	4,857	$14	0.4%	0.4%	16	274	334
International	622	31.0%	29.9%	575	29.1%	28.5%	8,374	48	59.5%	50.6%	222	651	726
Visa Inc.	1,040	26.3%	25.7%	978	25.5%	25.2%	13,231	62	40.3%	34.9%	238	925	1,060
Visa Debit Programs
US	$490	3.4%	3.4%	$372	3.4%	3.4%	9,731	$118	3.4%	3.4%	915	437	525
International	889	79.6%	72.4%	386	240.6%	222.4%	11,123	504	31.9%	27.2%	4,006	1,457	1,571
Visa Inc.	1,380	42.3%	39.4%	757	60.2%	58.1%	20,854	622	25.3%	21.8%	4,921	1,894	2,096

Operational Performance Data

	For the 3 Months Ended December 31, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$538	2.8%	3.7%	$419	8.2%	9.4%	5,662	$119	(12.6)%	(12.5)%	920	802	908
Canada	63	5.6%	5.2%	58	5.8%	5.4%	779	5	3.5%	3.1%	10	49	56
CEMEA	246	7.8%	8.7%	72	19.8%	19.9%	2,823	174	3.5%	4.7%	1,302	334	322
LAC	250	5.5%	8.6%	98	9.5%	11.9%	3,155	152	3.1%	6.6%	1,215	418	453
US	938	11.4%	11.4%	804	12.6%	12.6%	15,346	134	4.5%	4.5%	936	718	862
Europe	491			356			7,690	136			1,086	476	531
Visa Inc.	2,525	33.7%	34.6%	1,806	38.4%	39.1%	35,455	719	23.1%	24.5%	5,469	2,798	3,132
Visa Credit Programs
US	$444	19.6%	19.6%	$430	20.4%	20.4%	5,349	$14	—%	—%	16	282	335
International	648	28.5%	29.9%	598	27.2%	28.6%	8,706	50	46.7%	47.4%	243	653	728
Visa Inc.	1,093	24.7%	25.5%	1,028	24.2%	25.0%	14,055	64	32.9%	33.3%	259	935	1,063
Visa Debit Programs
US	$493	4.9%	4.9%	$374	4.9%	4.9%	9,997	$119	5.1%	5.1%	919	437	527
International	939	72.9%	75.4%	404	234.0%	236.7%	11,403	535	26.8%	28.8%	4,291	1,426	1,543
Visa Inc.	1,433	41.4%	42.5%	778	62.9%	63.3%	21,400	655	22.2%	23.7%	5,210	1,863	2,070

Operational Performance Data

	For the 3 Months Ended September 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$536	5.1%	3.9%	$406	9.4%	7.8%	5,244	$129	(6.4)%	(6.6)%	997	786	891
Canada	62	5.9%	5.8%	57	5.9%	5.7%	763	5	6.3%	6.2%	12	48	56
CEMEA	237	2.4%	7.6%	68	11.9%	16.9%	2,583	169	(1.0)%	4.2%	1,242	329	318
LAC	236	3.7%	9.7%	91	7.2%	12.7%	2,995	145	1.6%	7.9%	1,165	408	444
US	903	9.9%	9.9%	768	10.8%	10.8%	14,925	135	5.1%	5.1%	957	697	835
Europe	507			360			7,193	147			1,107	470	532
Visa Inc.	2,482	34.2%	35.7%	1,751	38.5%	39.0%	33,703	731	24.9%	28.3%	5,479	2,738	3,076
Visa Credit Programs
US	$424	18.3%	18.3%	$409	18.8%	18.8%	5,122	$15	6.2%	6.2%	18	276	329
International	655	33.4%	33.2%	601	31.8%	31.3%	8,452	54	54.3%	57.9%	262	655	731
Visa Inc.	1,079	27.0%	26.9%	1,010	26.2%	25.9%	13,574	70	40.4%	43.0%	280	931	1,060
Visa Debit Programs
US	$479	3.5%	3.5%	$359	3.0%	3.0%	9,803	$120	5.0%	5.0%	939	421	506
International	923	72.1%	78.1%	382	230.9%	239.9%	10,326	541	28.5%	33.0%	4,260	1,386	1,510
Visa Inc.	1,402	40.3%	43.2%	741	59.7%	61.7%	20,129	661	23.5%	26.9%	5,199	1,807	2,016

Operational Performance Data

	For the 12 Months Ended September 30, 2017
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$2,144	2.0%	3.0%	$1,673	7.1%	8.5%	23,274	$471	(12.6)%	(12.7)%	3,531
Canada	254	8.3%	7.1%	234	8.7%	7.5%	3,162	20	4.0%	2.8%	42
CEMEA	1,006	11.4%	7.7%	310	24.7%	19.0%	12,419	695	6.3%	3.3%	5,060
LAC	991	10.2%	8.7%	395	14.5%	12.6%	12,128	596	7.5%	6.2%	4,667
US	3,805	10.3%	10.3%	3,255	11.3%	11.3%	61,869	549	4.4%	4.4%	3,877
Europe (1)	2,019			1,468			31,161	551			4,289
Visa Inc.	10,218	26.2%	25.7%	7,336	29.7%	29.6%	144,013	2,882	18.1%	16.8%	21,465
Visa Credit Programs
US	$1,786	16.4%	16.4%	$1,729	17.1%	17.1%	21,376	$57	(2.7)%	(2.7)%	65
International	2,628	22.4%	22.9%	2,426	21.8%	22.5%	35,002	202	30.6%	27.8%	929
Visa Inc.	4,414	19.9%	20.2%	4,155	19.8%	20.2%	56,379	259	21.5%	19.6%	994
Visa Debit Programs
US	$2,019	5.4%	5.4%	$1,527	5.4%	5.4%	40,493	$492	5.3%	5.3%	3,812
International	3,785	51.5%	49.0%	1,654	123.7%	118.7%	47,141	2,131	21.1%	19.5%	16,659
Visa Inc.	5,804	31.5%	30.3%	3,181	45.4%	44.3%	87,634	2,623	17.8%	16.5%	20,471

(1)	Europe payments volume growth was 10% Constant USD and 2% Nominal USD when including Europe in the prior periods before the Visa Inc. acquisition

Operational Performance Data

	For the 12 Months Ended September 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$2,102	3.8%	7.4%	$1,563	8.7%	11.7%	19,945	$539	(8.2)%	(3.0)%	4,031	786	891
Canada	234	(2.5)%	5.7%	215	(2.7)%	5.5%	2,886	19	(0.2)%	7.9%	45	48	56
CEMEA	903	(4.4)%	8.3%	249	3.5%	16.6%	9,282	654	(7.1)%	5.5%	4,894	329	318
LAC	900	(9.4)%	9.0%	345	(8.0)%	12.6%	11,573	555	(10.2)%	6.8%	4,545	408	444
US	3,450	9.5%	9.5%	2,924	10.2%	10.1%	57,197	526	6.0%	6.0%	3,797	697	835
Europe (2)	507			360			7,193	147			1,107	470	532
Visa Inc.	8,096	10.1%	15.9%	5,656	14.7%	18.5%	108,076	2,440	0.6%	10.4%	18,419	2,738	3,076
Visa Credit Programs
US	$1,535	12.3%	12.2%	$1,476	12.4%	12.4%	18,159	$59	8.4%	8.4%	68	276	329
International	2,147	9.8%	16.8%	1,992	10.4%	17.0%	27,843	155	3.1%	15.0%	742	655	731
Visa Inc.	3,682	10.8%	14.9%	3,468	11.2%	15.0%	46,002	214	4.5%	13.1%	810	931	1,060
Visa Debit Programs
US	$1,916	7.4%	7.4%	$1,448	7.9%	7.9%	39,038	$467	5.7%	5.7%	3,730	421	506
International	2,499	11.2%	25.1%	740	57.5%	76.2%	23,035	1,759	(1.1)%	11.4%	13,880	1,386	1,510
Visa Inc.	4,414	9.5%	16.8%	2,188	20.8%	24.5%	62,073	2,226	0.3%	10.2%	17,609	1,807	2,016

(2)	Europe includes volumes and transactions for the 3 months ended September 30, 2016 only

Operational Performance Data

2. Cross-Border Volume
The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period (1)	Growth (Nominal USD)	Growth (Constant USD)	Normalized Growth (2) (Constant USD)
3 Months Ended
September 30, 2017	12%	10%	NA
June 30, 2017	142%	147%	11%
March 31, 2017	129%	132%	11%
December 31, 2016	135%	140%	12%
September 30, 2016	146%	149%	10%

12 Months Ended
September 30, 2017	79%	80%	11%

(1)	Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.

(2)
Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

3. Visa Processed Transactions
The table below represents transactions involving Visa, Visa Electron, V PAY, Interlink and PLUS cards processed on Visa’s networks.

Period (1)	Processed Transactions (millions)	Growth	Normalized Growth (2)
3 Months Ended
September 30, 2017	29,180	13%	NA
June 30, 2017	28,450	44%	13%
March 31, 2017	26,256	42%	12%
December 31, 2016	27,329	44%	13%
September 30, 2016	25,921	41%	12%

12 Months Ended
September 30, 2017	111,215	34%	13%

(1)	Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.

(2)
Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

Operational Performance Data

Footnote
Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron, V PAY and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments and cash volume.
Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.
The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.
On occasion, previously presented information may be updated. Prior period updates, if any, are not material.
Europe is reported and included in Visa Inc. results effective with the 3 months ended September 2016. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.
Effective June 9, 2016, Article 8 of the EU Interchange Fee Regulation states that payment card networks cannot impose reporting requirements or the obligation to pay fees on payment transactions where their payment brand is present but their network is not used. Prior to this regulation, Visa collected a small service fee in a few countries, particularly France, on domestic payment transactions where Visa cards are co-badged with a domestic network. Clients in Europe continued to report co-badged volume through the quarter ended September 2016; however, Europe co-badged volume and transactions have been excluded from all periods.